Exhibit 99.1

ENERGY SERVICES OF AMERICA ANNOUNCES LETTER OF INTENT FOR CHARLESTON CIVIC CENTER PROJECT

Huntington, WV   August 26, 2015- Energy Services of America (the “Company”) (OTC: ESOA), parent company of Nitro Electric Company (d.b.a. “Nitro Mechanical” or “Nitro”), announced today the receipt of a Letter of Intent to proceed with work on the Charleston Civic Center renovation project in Charleston, WV. Nitro was awarded the project as part of a combined effort with other architectural, engineering, and construction firms. Work to renovate the facility is currently under way with Nitro’s portion set to begin in September 2015 and extend into early 2017. Nitro’s work will include mechanical, piping, HVAC, chillers, and controls with an estimated contract value of $8.5 million. Jerry Priddy and Gabe Holstein will manage the project for Nitro’s HVAC and mechanical groups.

Lane Ferguson, President of Nitro Mechanical, commented on the announcement. “This award is the result of a great team effort by Nitro’s employees along with those of the other companies involved in this project. As we move into the construction phase, the continued cooperation and hard work will provide Charleston with a state-of-the-art facility which will make the city and surrounding communities proud.”

Additional information and artist’s renderings of the renovation project can be found at:

http://www.charlestonwvciviccenter.com/p/about/227.

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contact:

Douglas Reynolds, President

304-522-3868

Source: Energy Services of America Corporation